Exhibit 99.1

                              Attachment to Form 4
                             JOINT FILER INFORMATION


   Name and Address:                                Daniel S. Loeb
                                                    390 Park Avenue
                                                    New York, NY 10022


   Date of Event Requiring Statement:               02/22/06
   Issuer and Ticker Symbol:                        Flow International
                                                    Corporation (FLOW)
   Relationship to Issuer:                          (1)
   Designated Filer:                                Third Point LLC


   TABLE I INFORMATION
   Title of Security:                               Common Stock
   Transaction Date                                 02/22/06
   Transaction Code                                 P
   Amount of Securities and Price                   79,000 at 11.0278
                                                    21,000 at 10.7300
   Securities Acquired (A) or Disposed of (D)       A
   Amount of Securities Beneficially Owned
       Following Reported Transactions              4,133,000
   Ownership Form:                                  I
   Nature of Indirect Beneficial Ownership:         (1)




   Signature:                                       /s/ Daniel S. Loeb
                                                    ----------------------------
                                                    Daniel S. Loeb